ESCROW AGREEMENT

THIS AGREEMENT dated as of the 27th day of February, 2015.

BETWEEN:

ORGENESIS INC., a corporation formed under the laws of the State of Nevada, U.S.A.

(“Orgenesis”)

AND:

The undersigned shareholders of MastherCell SA and Cell Therapy Holding SA as listed on Schedule 1 attached hereto collectively the “Masthercell Principals”)

AND:

The undersigned holders of Convertible Bonds issued by MastherCell SA as listed on Schedule 2 attached hereto

(the "Bondholders")

The Masthercell Principals and the Bondholders are hereafter referred to collectively as the "Selling Shareholders".

AND:

SECURITIES TRANSFER CORPORATION, a Texas Corporation and the transfer agent of Orgenesis

(the “Escrow Agent”)

WHEREAS:

A.

The parties hereto, among others, have entered into a Share Exchange Agreement (the “SEA”) dated the same date as this Agreement, regarding the sale of all outstanding equity of MasTHercell SA and Cell Therapy Holding SA, both Belgian companies.

B.

The Masthercell Principals will be upon Closing the legal, registered and beneficial owners of the shares in the capital of Orgenesis as indicated beside such person’s name in Schedule 1 (the “Masthercell Principals’ Shares”). Upon conversion, the Bondholders will be the legal, registered and beneficial owners of additional MastherCell Common Stock as indicated beside such person's name in Schedule 2.

C.	It is agreed that all capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the SEA.

D.

Pursuant to section 2.8 of the SEA, all the Consideration Shares (collectively, the “Escrowed Shares”) are to be deposited in escrow with the Escrow Agent and released according to the terms and conditions of this Escrow Agreement.

E.

The Escrowed Shares are to be released to the Selling Shareholders as to one twelfth of the Consideration Shares due to each Selling Shareholder per month, starting in the 13th month after the Closing Date, unless pursuant to the last sentence of section 2.8 different conditions for release become applicable (the “Scheduled Release”).

F.	The Escrowed Shares may be cancelled pursuant to the Unwinding provisions section 10.5 of the SEA.

G.

Pursuant to section 11.1(a) of the SEA, a portion of the Masthercell Principals’ Shares, may be transferred to the Bondholders in exchange for the Conversion Shares (the “Bond Exchange”) or a portion of the Masthercell Principals’ Shares may be cancelled pursuant to section 11.2 of the SEA in the event the Bond Exchange does not occur.

H.	The Escrow Agent is willing to act as escrow agent for the sole purpose of accepting, holding and releasing the Escrowed Shares in accordance with the terms and conditions of this Escrow Agreement.

NOW THEREFORE THIS ESCROW AGREEMENT WITNESSES THAT in consideration of the premises, mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
APPOINTMENT AND DELIVERY OF ESCROWED SHARES

1.1	Appointment of Escrow Agent

Orgenesis and the Selling Shareholders hereby appoint the Escrow Agent to act as escrow agent on the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment on such terms and conditions.

1.2	Deposit and Receipt of Escrowed Shares

(a)

The Escrow Agent will confirm that it has possession of the Escrowed Shares upon their creation by the Escrow Agent at Closing, pursuant to a treasury direction from Orgenesis. The parties acknowledge and agree that the Escrowed Shares be dealt with only in accordance with the terms and conditions of this Escrow Agreement and the SEA.

(b)

The Escrow Agent confirms that it has no ownership interest in the Escrowed Shares, but is serving as escrow holder only, and will have possession of such shares only in accordance with the terms and conditions of this Escrow Agreement.

ARTICLE 2
RELEASE OF ESCROWED SHARES

2.1	Escrowed Shares Release

The Escrowed Shares shall only be released by the Escrow Agent under the conditions set out in this section.

In case of dispute between the Selling Shareholders and Orgenesis as to whether any portion of the Selling Shareholders' Shares are to be released, the Escrow Agent may either retain the disputed Escrowed Shares in escrow or deposit them with a court so that the parties may litigate the outcome of such Escrowed Shares.

2.2	Release in case of Uplisting

Provided there is no Unwinding and in case of conversion of the Convertible Bonds upon Uplisting, within 10 trading days on US stock markets from the conversion of the Convertible Bonds, the board of directors of Orgenesis shall notify the Escrow Agent in writing of:

(i)	the amount in Convertible Bonds that have been converted into Conversion Shares;

(ii)

the number of Escrowed Shares to be transferred to Bondholders by the Masthercell Principals attributed pursuant to the conversion, which Escrowed Shares will continue to remain in escrow subject to the Scheduled Release; and

(iii)

in case not all Convertible Bonds have been converted to Conversion Shares, the number of Consideration Shares corresponding to the subscription amount of the Convertible Bonds that have not been converted and to be cancelled pursuant to section 11.2 of the SEA,

(such notification being the "Allocation Notice").

2.3	Release of the Escrowed Shares in case of Unwinding

In case of Unwinding, as notified to the Escrow Agent by the board of Orgenesis in writing, the Escrowed Shares will be released in full to Orgenesis for cancellation, and the Escrow Agent will effect such cancellation. Orgenesis agrees that the Priveco shares will be concomitantly returned to the Selling Shareholders.

2.4	Release of the Escrowed Shares in the absence of Uplisting

In the absence of Uplisting, the overall number of Escrowed Shares to be released to Orgenesis for cancellation shall be determined in accordance with article 11.2 of the SEA and apportioned among the Selling Shareholders (other than the Bondholders) in proportion to their participation in the share capital of Priveco before Closing. The board of directors of Orgenesis will direct the Escrow Agent in writing as to the cancellation or release of any such Escrowed Shares.

ARTICLE 3
TERMINATION OF ESCROW AGREEMENT

3.1	Termination on Joint Direction

Other than the provisions of this Escrow Agreement relating to the protection of the Escrow Agent, this Escrow Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of written notice of termination executed by Orgenesis and the Selling Shareholders' Representative which notice of termination will be accompanied by a direction signed by Orgenesis and the Selling Shareholders' Representative directing to whom the Escrowed Shares are to be delivered (the "Joint Direction").

3.2	Termination on Release of Escrowed Shares

This Escrow Agreement shall terminate and cease to be of any further force and effect (except for the provisions of this Escrow Agreement relating to protection of the Escrow Agent which shall survive any termination of this Escrow Agreement) on the date on which the Escrow Agent has delivered the Escrowed Shares in accordance with ARTICLE 2 or Section 5.5.

ARTICLE 4
DETERMINATION

4.1	Escrow Agent Not Required to Make Determination

The Escrow Agent shall not be required to make any determination or decision with respect to the validity of any claim made by any party, or of any denial thereof (including without limitation the validity of any Joint Direction given hereunder), and shall be entitled to rely conclusively on the terms thereof.

ARTICLE 5
ESCROW AGENT

5.1	Duties of Escrow Agent

The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the SEA, and the Escrow Agent shall have no duties other than the duties expressly imposed therein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall:

(a)

not be responsible to inquire into the authenticity or genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made;

(b)	not be responsible for any of the agreements contained herein except the performance of its duties as expressly set out herein;

(c)

be entitled to retain counsel and to act in reliance upon the advice of such counsel in all matters pertaining to this Escrow Agreement, and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice; and

(d)

not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation or rescission of this Agreement, unless in writing and signed by Orgenesis and the Selling Shareholders' Representative and, if the duties of the Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto.

5.2	Liability of the Escrow Agent

In the event of any controversy or dispute hereunder or with respect to any question as to the interpretation or performance of this Escrow Agreement, or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action taken or suffered in good faith, its liability hereunder to be limited solely to gross negligence or wilful misconduct on its part. Orgenesis and the Masthercell Principals hereby agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or wilful misconduct on the part of the Escrow Agent, arising out of or in connection with its entering into the Escrow Agreement, and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability.

5.3	Fees of Escrow Agent

All reasonable fees and expenses of the Escrow Agent, including reasonable fees and expenses of its legal counsel, shall be borne by Orgenesis.

5.4	Removal, Resignation and Replacement of Escrow Agent

The Escrow Agent or any successor escrow agent may resign at any time by giving seven business days prior written notice of resignation to the Orgenesis and the Selling Shareholders's Representative, such resignation to be effective on the date specified in such notice. Orgenesis and the Selling Shareholders's Representativesmay on seven Business Days written notice remove the Escrow Agent with or without cause by any instrument or instruments in writing signed by Orgenesis and the Selling Shareholders's Representativesand delivered to the Escrow Agent and jointly appoint a successor escrow agent. In the event the position of the Escrow Agent shall become vacant for any reason, including, without limitation, resignation or removal, the parties hereto shall appoint as successor escrow agent such other person or entity as Orgenesis and the Selling Shareholders's Representatives may agree, by an instrument or instruments in writing delivered to such successor escrow agent and the retiring Escrow Agent. Upon the appointment of any successor, such successor escrow agent shall immediately execute, acknowledge and deliver to each of the parties hereto, an instrument accepting such appointment. Upon execution of such instrument, the successor escrow agent without further act shall succeed to all the rights and obligations of the retiring Escrow Agent hereunder as if originally named herein, and the retiring Escrow Agent will duly assign, transfer and deliver to such successor escrow agent the Escrowed Shares and all of the other rights at the time held by the retiring Escrow Agent hereunder provided the retiring Escrow Agent shall have received payment in full of all expenses owing to it hereunder. Any successor escrow agent shall be subject to removal in the same manner as aforesaid. If notwithstanding the receipt of a notice of resignation from the Escrow Agent, Orgenesis and the Selling Shareholders's Representative fail to appoint a successor escrow agent by the effective date of resignation set forth in such notice, the agency created by this Escrow Agreement shall thereupon be terminated in any event and the Escrow Agent shall be discharged from any further duties hereunder; provided that the Escrow Agent may retain the Escrowed Shares on a merely safekeeping basis until such time as a successor escrow agent is appointed or it may deposit the Escrowed Shares (at the expense of Orgenesis and the Selling Shareholders) with the Supreme Court of Texas or such other court as the Selling Shareholdersand Orgenesis shall agree (the “Court”). The deposit of the Escrowed Shares with the Court by the Escrow Agent shall constitute a full discharge of the obligations of the Escrow Agent to Orgenesis and the Selling Shareholders.

5.5	Payment of Escrowed Shares into Court

In the event of any disagreement between the Orgenesis and the Selling Shareholders hereto which in the reasonable opinion of the Escrow Agent may result in adverse claims or demands with respect to the Escrowed Shares or if any of the parties hereto, including the Escrow Agent, are in disagreement about the interpretation of this Escrow Agreement or about rights and obligations of the Escrow Agent or the propriety of an action contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent, may at its option, deposit the Escrowed Shares with the Court. Upon the Escrow Agent making such deposit, such Escrow Agent shall be discharged and released of its duties and obligations hereunder. The Escrow Agent shall be indemnified by Orgenesis and the Selling Shareholders jointly and severally in any such action, interpleader or any other action or proceeding for all costs, expenses and fees in its capacity as Escrow Agent in connection with any such deposit of the Escrowed Shares or any action brought in connection with this Escrow Agreement.

5.6	Statements of Facts or Recitals

The Escrow Agent shall not be liable for or by reason of any statements of fact or recitals in this Escrow Agreement and all such statements and recitals are and shall be deemed to be made by the other parties to this Agreement.

5.7	Proceeds of Crime Legislation

The parties hereto acknowledge that subject to certain exclusions that may apply, the Escrow Agent may be required under the provisions of applicable law to obtain and review certain personal documentation (e.g. passports, drivers licenses, etc.) of the individuals that are authorized to provide the Escrow Agent with instructions relating to the operation of applicable accounts.

ARTICLE 6
GENERAL

6.1	Notice

Any and all notices required to be given or contemplated under this Escrow Agreement shall be delivered personally or by facsimile and addressed to the respective addresses of Orgenesis and the Masthercell Principals as set out below or their respective solicitors:

(a)	to Orgenesis:

Orgenesis, Inc.
21 Sparrow Circle
White Plains NY 10605

Attention: Vered Caplan, President and CEO
email: vered.c@orgenesis.com

with copies that do not constitute notice to:

nreithinger@eventusag.com
bip@cwilson.com

(b)	to the Selling Shareholders, at:

Attention:	Hugues Bultot
Email:	Hugues.bultot@masthercell.com

With a copy which shall not constitute notice to:

Bird & Bird LLP
Attn. of Paul Hermant

Avenue Louise 235, b.1
1050 Brussels
Belgium
Attention: Paul Hermant
Email: paul.hermant@twobirds.com

(c)	to the Escrow Agent, at:

SECURITIES TRANSFER CORPORATION
2591 Dallas Parkway, Suite 102
Frisco TX 75034

Attention:	Marilyn Fox
Telephone:	(469) 633-0101
Facsimile:	(469) 633-0088
Email:	fox@stctransfer.com

or at such other address as any party may from time to time specify by notice in writing given to the other parties hereto. Notices, requests, demands or other communications, if sent by private delivery, shall be deemed to have been received on the date of receipt by or on behalf of the addressee or, if sent by facsimile or similar form of communication, upon receipt by the sender of electronic confirmation of completion of the transmission showing the correct answer back or other similar identification of the addressee.

6.2	Entire Agreement

This Escrow Agreement constitutes the entire agreement between the parties with respect to the delivery of, and subsequent dealing with, the Escrowed Shares.

6.3	Severability

Any provision hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be severable from the remaining provisions which shall continue to be valid and enforceable to the fullest extent permitted by law.

6.4	Applicable Law

This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable in Texas, without regard for the conflict of law rules of such laws, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of Texas.

6.5	Further Assurances

Orgenesis and the Selling Shareholders will at any time and from time to time, upon the request of any of the other parties or the Escrow Agent, execute and deliver such further documents and do such further acts and things as may reasonably be requested by the Escrow Agent in order to evidence, carry out and give effect to the terms, conditions, intent and meaning of this Escrow Agreement.

6.6	No Waiver

No failure or delay on the part of the Escrow Agent, Orgenesis or the Selling Shareholders in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or other right, power or remedy.

6.7	Amendments

This Escrow Agreement may not be amended or modified in any respect except by written instrument signed by all the parties hereto including the Escrow Agent.

6.8	No Conflict of Interest

Each of the parties hereby acknowledges that the Escrow Agent has acted and will continue to act as transfer agent for Orgenesis with respect to its stock transfer needs.

6.9	Successors

This Escrow Agreement shall be binding upon, and shall enure to the benefit of each of the parties hereto and their respective successors and assigns.

6.10	Counterparts

This Escrow Agreement and any amendment, supplement, restatement or termination of any provision of this Escrow Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. This Escrow Agreement may be executed by facsimile or other electronic means and the facsimile or electronic execution pages will be binding upon the executing party to the same extent as the original executed pages. The executing party covenants to provide originals of the facsimile execution pages for insertion into the original Escrow Agreement in place of the facsimile pages.

[Signature page to follow.]

IN WITNESS WHEREOF the parties hereto have executed this Escrow Agreement effective as of the date first written above.

ORGENESIS INC.

Per:	/s/ Vered Caplan
Authorized Signatory

SECURITIES TRANSFER CORPORATION

Per:	/s/ Signed
Authorized Signatory

SCHEDULE 1

MASTHERCELL PRINCIPALS

Signature
Hugues BULTOT	/s/ Hugues Bultot
Avenue Victor Jacobs, 78,
1040 Brussels
Belgium

José CASTILLO FERNANDEZ,	/s/ José Castillo Fernandez
Rue de la Buanderie, 188/0007 boîte 3.1
1080 Brussels
Belgium

JPP CONSULTING SPRL	/s/ Signed
Chemin du Gros Tienne, 61,
1380 Lasne Belgium
Register of legal entities (district of Nivelles) number
0829.890.923

Eric MATHIEU	/s/ Eric Mathieu
Rue d'En haut 46
5530 Dorinne
Belgium

Guillaume DE VIRON	/s/ Guillaume de Viron
Chemin du Bois de Villers 8b
1325 Corroy-le-Grand
Belgium

GABRIEL INVESTMENTS SPRL	/s/ Signed
Rue des Combattants 127
1310 La Hulpe Belgium
Register of legal entities (district of Nivelles) number
0833.996.694

AUXILIASTRA SPRL
Avenue Professeur Henrijean, 4	/s/ Signed
4900 Spa Belgium
Register of legal entities (district of Verviers) number
0829.890.923

THEODORUS SCA
Avenue Joseph Wybran 40	/s/ Signed
1070 Anderlecht Belgium
Register of legal entities (district of Brussels) number
0859.775.138

THEODORUS II SA
Avenue Joseph Wybran 40	/s/ Signed
1070 Anderlecht
Belgium

Register of legal entities (district of Brussels) number
0879.436.147

CELL THERAPY HOLDING SA
Rue Auguste Piccard 48	/s/ Signed
6041 Gosselies Belgium
Register of legal entities (district of Charleroi) number
0840.625.014

UNIVERSITE LIBRE DE BRUXELLES
Avenue Franklin D. Roosevelt, 50	/s/ Signed
1050 Brussels
Belgium

4FORCELLS SPRL	/s/ Signed
Rue Adrienne Bolland, 8,
6041 Gosselies,
Belgium

Register of legal entities (district of Charleroi) number
0838.206.142

SCHEDULE 2
BONDHOLDERS

Signature
Olivier DAVIGNON	/s/ Olivier Davignon
Avenue du Vivier d’Oie, 59
1180 Brussels
Belgium

INVEST4MTCORG	/s/ Signed
Unlimited partnership
(société civile de droit commun de droit belge)
Avenue des Cormorans 15
1150 Brussels
Belgium

Claude JOTTRAND	/s/ Claude Jottrand
Square Larousse 16
1190 Brussels
Belgium

HOLOGRAMME SA	/s/ Signed
Chemin de la tour de Champel, 6
1206 Geneva
Switzerland
Registered with the register of commerce of the canton of
Geneva under number CH-660.3.083.013-9

LIFE SCIENCES RESEARCH PARTNERS VZW	/s/ Signed
Herestraat 49 bte 913
3000 Leuven
Belgium
Register of legal entities (district of Leuven) number
0435.768.243

Alexandre SCHMITZ	/s/ Alexandre Schmitz
34 Nassim Road
258419 Singapore

THEODORUS SCA	/s/ Signed
Avenue Joseph Wybran 40
1070 Anderlecht
Belgium
Register of legal entities (district of Brussels) number
0859.775.138

THEODORUS III SA	/s/ Signed
Avenue Joseph Wybran 40
1070 Anderlecht
Belgium
Register of legal entities (district of Brussels) number
0535.803.353